Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 18, 2018

THIRD QUARTER 2018 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$111.1 million	$1.05	4.72%	46.6%	$23.51

CEO COMMENTARY:
“Western Alliance posted another solid quarter of earnings and balance sheet growth. Our strong commitment and deep relationship with our clients helps foster an environment where addressing their needs aligns well with our growth expectations,” said Chief Executive Officer, Kenneth Vecchione.

“Loan growth of $595 million was fully funded by deposit growth of $821 million, while net interest margin expanded two basis points to 4.72%. Asset quality was stable with net loan losses of 0.08% of total loans during the quarter and nonperforming assets of 0.26% of total assets. Our financial results have steadily climbed quarter-over-quarter, with net income of $111.1 million and earnings per share of $1.05 for the quarter, which has us well-positioned as we head into the final quarter of 2018.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $111.1 million and $1.05 compared to $104.7 million and $0.99, respectively

▪	Net operating revenue of $246.9 million constituting growth of 3.6%, or $8.7 million, compared to an increase in operating non-interest expenses of 2.3%, or $2.3 million[1]

▪	Operating pre-provision net revenue of $141.9 million, up $6.4 million from $135.5 million[1]

▪	Effective tax rate of 6.32%, compared to 19.48%, as management re-assessed its tax planning strategies and made a carryback election

▪	Net income of $111.1 million and earnings per share of $1.05, compared to $82.8 million and $0.79, respectively

▪	Net operating revenue of $246.9 million constituting year-over-year growth of 16.6%, or $35.2 million, compared to an increase in operating non-interest expenses of 18.0%, or $16.0 million[1]

▪	Operating pre-provision net revenue of $141.9 million, up $19.2 million from $122.7 million [1]

▪	Effective tax rate of 6.32%, compared to 29.64%, due to the effect of the Tax Cuts and Jobs Act and carryback election

FINANCIAL POSITION RESULTS:

▪	Total loans of $16.73 billion, up $595 million, or 14.7% annualized

▪	Total deposits of $18.91 billion, up $821 million, or 18.2% annualized

▪	Stockholders' equity of $2.49 billion, up $97 million

▪	Increase in total loans of $2.21 billion, or 15.2%

▪	Increase in total deposits of $2.00 billion, or 11.9%

▪	Increase in stockholders' equity of $343 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.26%, compared to 0.29%

▪	Annualized net loan charge-offs to average loans outstanding of 0.08%, compared to 0.07%

▪	Nonperforming assets to total assets of 0.26%, compared to 0.42%

▪	Annualized net loan charge-offs to average loans outstanding of 0.08%, compared to 0.01%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.72%, compared to 4.70%

▪	Return on average assets and on tangible common equity[1] of 2.07% and 20.57%, compared to 2.02% and 20.41%, respectively

▪	Tangible common equity ratio of 10.0%, compared to 9.9% [1]

▪	Tangible book value per share, net of tax, of $20.70, an increase from $19.78 [1]

▪	Operating efficiency ratio of 41.5%, compared to 42.1% [1]

▪	Net interest margin of 4.72%, compared to 4.65%

▪	Return on average assets and on tangible common equity[1] of 2.07% and 20.57%, compared to 1.71% and 18.18%, respectively

▪	Tangible common equity ratio of 10.0%, compared to 9.4% [1]

▪	Tangible book value per share, net of tax, of $20.70, an increase of 18.1% from $17.53 [1]

▪	Operating efficiency ratio of 41.5%, compared to 40.0% [1]

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Income Statement
Net interest income was $234.0 million in the third quarter 2018, an increase of $9.9 million from $224.1 million in the second quarter 2018, and an increase of $32.5 million, or 16.1%, compared to the third quarter 2017. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the third quarter 2018 includes $3.3 million of total accretion income from acquired loans, compared to $5.1 million in the second quarter 2018, and $7.5 million in the third quarter 2017.
The Company’s net interest margin in the third quarter 2018 was 4.72%, an increase from 4.70% in the second quarter 2018, and from 4.65% in the third quarter 2017. Adjusting net interest margin to include the effects of the Tax Cuts and Jobs Act ("TCJA"), which reduced the tax equivalent adjustment from tax-exempt securities and loans, results in adjusted net interest margin1 of 4.53% for the third quarter 2017.
Operating non-interest income was $12.9 million for the third quarter 2018, compared to $14.1 million for the second quarter 2018, and $10.1 million for the third quarter 2017.1 The decrease in operating non-interest income from the second quarter 2018 primarily relates to a decrease in income from equity investments. The increase in operating non-interest income for the third quarter 2018 compared to the same quarter in the prior year is due primarily to increases in lending related income of $1.3 million, card income of $0.6 million, and income from equity securities of $0.5 million.
Net operating revenue was $246.9 million for the third quarter 2018, an increase of $8.7 million, compared to $238.2 million for the second quarter 2018, and an increase of $35.2 million, or 16.6%, compared to $211.7 million for the third quarter 2017.1
Operating non-interest expense was $105.0 million for the third quarter 2018, compared to $102.7 million for the second quarter 2018, and $89.0 million for the third quarter 2017.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 41.5% for the third quarter 2018, compared to 42.1% for the second quarter 2018, and 40.0% for the third quarter 2017. Adjusting the operating efficiency ratio1 to include the effects of the lower statutory corporate federal tax rate would result in an operating efficiency ratio of 41.0% for the third quarter 2017.
Income tax expense was $7.5 million for the third quarter 2018, compared to $25.3 million for the second quarter 2018, and $34.9 million for the third quarter 2017. Income tax expense for the second and third quarters of 2018 includes the effect of the Tax Cuts and Jobs Act, which lowered the statutory corporate tax rate from 35% to 21%. In addition, income tax expense for the third quarter 2018 includes the effect of management’s election to carryback to prior tax years the 2017 federal net operating losses ("NOL"), which resulted from the acceleration of deductions and deferral of revenue at the end of 2017. In the carryback taxable years to which the NOL will apply, the federal income tax rate was higher compared to those years to which the NOL would apply if it were carried forward.
Net income was $111.1 million for the third quarter 2018, an increase of $6.4 million from $104.7 million for the second quarter 2018, and an increase of $28.3 million, or 34.1%, from $82.8 million for the third quarter 2017. Earnings per share was $1.05 for the third quarter 2018, compared to $0.99 for the second quarter 2018, and $0.79 for the third quarter 2017.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2018, the Company’s operating PPNR was $141.9 million, up from $135.5 million in the second quarter 2018, and up 15.6% from $122.7 million in the third quarter 2017.1 The non-operating income items1 for the third quarter 2018 consisted of net losses on sales of investment securities of $7.2 million and net unrealized losses on assets measured at fair value of $1.2 million. The non-operating or non-recurring expense items1 for the third quarter 2018 consisted of a $7.6 million charitable contribution and a $1.2 million adjustment related to the Company's 401(k) plan and other miscellaneous items. These amounts were partially offset by a net gain on sales and valuations of repossessed and other assets of $0.1 million.
The Company had 1,795 full-time equivalent employees and 47 offices at September 30, 2018, compared to 1,773 employees and 47 offices at June 30, 2018, and 1,673 employees and 47 offices at September 30, 2017.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Balance Sheet
Gross loans totaled $16.73 billion at September 30, 2018, an increase of $595 million from $16.14 billion at June 30, 2018, and an increase of $2.21 billion from $14.52 billion at September 30, 2017. The increase from the prior quarter was driven by an increase of $282 million in residential real estate loans, $209 million in commercial and industrial loans, and $129 million in construction and land development loans. From September 30, 2017, loans increased across all loan types, with the largest increases in commercial and industrial loans of $750 million, residential real estate loans of $450 million, and construction and land development loans of $441 million. At September 30, 2018, the allowance for credit losses to gross loans held for investment was 0.90%, compared to 0.91% at June 30, 2018, and 0.94% at September 30, 2017. At September 30, 2018, the allowance for credit losses to total organic loans was 0.97%, compared to 0.99% at June 30, 2018, and 1.06% at September 30, 2017. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $17.2 million at September 30, 2018, compared to $19.7 million at June 30, 2018, and $32.8 million at September 30, 2017.
Deposits totaled $18.91 billion at September 30, 2018, an increase of $821 million from $18.09 billion at June 30, 2018, and an increase of $2.00 billion from $16.90 billion at September 30, 2017. The increase from the prior quarter was driven by an increase of $590 million from savings and money market accounts and $114 million from demand deposits. From September 30, 2017, deposits increased across all deposit types, with the largest increases in savings and money market accounts of $759 million, demand deposits of $572 million, and non-interest bearing demand deposits of $406 million. Non-interest bearing deposits were $8.01 billion at September 30, 2018, compared to $7.95 billion at June 30, 2018, and $7.61 billion at September 30, 2017. Non-interest bearing deposits comprised 42.4% of total deposits at September 30, 2018, compared to 43.9% at June 30, 2018, and 45.0% at September 30, 2017. The proportion of savings and money market balances to total deposits was 37.3%, compared to 35.8% at June 30, 2018, and 37.3% at September 30, 2017. Certificates of deposit as a percentage of total deposits were 9.8% at September 30, 2018, compared to 10.0% at June 30, 2018, and 9.4% at September 30, 2017. The Company’s ratio of loans to deposits was 88.5% at September 30, 2018, compared to 89.2% at June 30, 2018, and 85.9% at September 30, 2017.
Borrowings were zero at September 30, 2018, compared to $75 million at June 30, 2018, and zero at September 30, 2017. The change in borrowings from the prior quarter is due to fluctuations in FHLB overnight advances.
Qualifying debt totaled $359 million at September 30, 2018, compared to $361 million at June 30, 2018, and $373 million at September 30, 2017.
Stockholders’ equity at September 30, 2018 was $2.49 billion, compared to $2.39 billion at June 30, 2018, and $2.15 billion at September 30, 2017.
At September 30, 2018, tangible common equity, net of tax, was 10.0% of tangible assets1 and total capital was 13.5% of risk-weighted assets. The Company’s tangible book value per share1 was $20.70 at September 30, 2018, up 18.1% from September 30, 2017.
Total assets increased 3.8% to $22.18 billion at September 30, 2018, from $21.37 billion at June 30, 2018, and increased 11.3% from $19.92 billion at September 30, 2017. The increase in total assets from the prior year relates primarily to organic loan growth.
Asset Quality
The provision for credit losses was $6.0 million for the third quarter 2018, compared to $5.0 million for both the second quarter 2018 and the third quarter 2017. Net loan charge-offs in the third quarter 2018 were $3.1 million, or 0.08% of average loans (annualized), compared to $2.6 million, or 0.07%, in the second quarter 2018, and $0.4 million, or 0.01%, in the third quarter 2017.
Nonaccrual loans increased $2.9 million to $36.9 million during the quarter and decreased $18.1 million during past twelve months. There were no loans past due 90 days and still accruing interest at each of the periods ended September 30, 2018 and June 30, 2018. At September 30, 2017, loans past due 90 days and still accruing interest totaled less than $0.1 million. Loans past due 30-89 days and still accruing interest totaled $9.4 million at quarter end, an increase from $1.5 million at June 30, 2018, and an increase from $5.2 million at September 30, 2017.
Repossessed assets totaled $20.0 million at September 30, 2018, a decrease of $7.5 million from $27.5 million at June 30, 2018, and a decrease of $9.0 million from $29.0 million at September 30, 2017. Adversely graded loans and non-performing assets totaled $358.3 million at September 30, 2018, a decrease of $10.2 million from $368.5 million at June 30, 2018, and a decrease of $47.9 million from $406.2 million at September 30, 2017.
As the Company’s capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.2% at September 30, 2018, compared to 10.1% at June 30, 2018, and 10.8% at September 30, 2017.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $8.98 billion at September 30, 2018, an increase of $257 million during the quarter, and an increase of $1.03 billion during the last twelve months. The growth in loans during the quarter was driven by increases across all regional segments, with the largest increases in Southern California and Nevada of $88 million and $86 million, respectively. All regional segments contributed to the growth in loans during the last twelve months. The largest increases were $462 million in Arizona, $251 million in Nevada, and $243 million in Southern California. Total deposits for the regional segments were $13.68 billion, an increase of $562 million during the quarter, and an increase of $485 million during the last twelve months. During the quarter, Southern California and Northern California had the largest increases in deposits of $248 million and $167 million, respectively. During the last twelve months, Northern California and Arizona had increased deposits of $416 million and $134 million, respectively, which were partially offset by a decrease in deposits of $103 million in Nevada.
Pre-tax income for the regional segments was $87.2 million for the three months ended September 30, 2018, an increase of $1.3 million from the three months ended June 30, 2018, and an increase of $1.1 million from the three months ended September 30, 2017. Nevada, Northern California and Southern California had increases in pre-tax income of $1.8 million, $0.5 million, and $0.3 million respectively, compared to the three months ended June 30, 2018, which were partially offset by a decrease of $1.3 million in Arizona. Northern California and Arizona had increases in pre-tax income from the three months ended September 30, 2017 of $3.2 million and $0.7 million, respectively. These increases were partially offset by decreases of $1.9 million and $0.8 million in Nevada and Southern California, respectively. For the nine months ended September 30, 2018, the regional segments reported total pre-tax income of $259.1 million, an increase of $15.9 million compared to the nine months ended September 30, 2017. Arizona and Northern California had increases of $12.4 million and $6.1 million, respectively. These increases were partially offset by decreases of $2.1 million and $0.5 million in Southern California and Nevada, respectively.
The NBL segments reported gross loan balances of $7.75 billion at September 30, 2018, an increase of $335 million during the quarter, and an increase of $1.18 billion during the last twelve months. The largest increase in loans from the prior quarter relates to the Other NBLs segment, which increased loans by $461 million. This increase was partially offset by decreases in the Technology & Innovation and Public & Nonprofit Finance segments, which had decreases in loans from the prior quarter of $99 million and $46 million, respectively. During the last twelve months, the largest drivers of the increase in loans were Other NBLs, HFF, and Technology & Innovation segments, with increases of $970 million, $163 million, and $57 million, respectively. These increases were partially offset by a decrease in Public & Nonprofit Finance of $54 million. Total deposits for the NBL segments were $4.84 billion, an increase of $335 million during the quarter, and an increase of $1.23 billion during the last twelve months. The increase in deposits from the prior quarter primarily relates to the Technology & Innovation segment, which had an increase in deposits of $326 million. The increase of $1.23 billion during the last twelve months is the result of growth in both the Technology & Innovation and HOA Services segments of $860 million and $371 million, respectively.
Pre-tax income for the NBL segments was $51.4 million for the three months ended September 30, 2018, an increase of $2.7 million from the three months ended June 30, 2018, and an increase of $5.8 million from the three months ended September 30, 2017. The increase in pre-tax income from the prior quarter relates to the Technology & Innovation, HOA Services, and Public & Nonprofit Finance segments, which increased by $2.7 million, $1.7 million, and $0.5 million, respectively. These increases were partially offset by decreases in pre-tax income from the Other NBLs and HFF segments, which had decreases of $1.4 million and $0.8 million, respectively. The drivers of the increase in pre-tax income from the same period in the prior year were the Technology & Innovation, HOA Services, and Other NBL segments, which had increases of $5.2 million, $3.0 million, and $2.8 million, respectively. These increases were partially offset by decreases in pre-tax income for the Public & Nonprofit Finance and HFF segments, which decreased by $3.0 million and $2.0 million, respectively. Pre-tax income for the NBL segments for the nine months ended September 30, 2018 totaled $146.8 million, an increase of $21.1 million compared to the nine months ended September 30, 2017. The largest increases were in the Technology & Innovation, Other NBLs, and HOA Services segments. These segments had increases of $11.3 million, $11.1 million, and $6.6 million, respectively. These increases were partially offset by a decrease of $8.6 million in the Public & Nonprofit Finance segment.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2018 financial results at 12:00 p.m. ET on Friday, October 19, 2018. Participants may access the call by dialing 1-888-317-6003 and using passcode 7454025 or via live audio webcast using the website link https://services.choruscall.com/links/wa181019.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 19th through 9:00 a.m. ET November 19th by dialing 1-877-344-7529 passcode: 10124472.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2018, the Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities and ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.
The amendments in ASU 2014-09 create a common revenue standard and clarify the principles for recognizing revenue that can be applied consistently across various transactions, industries, and capital markets. Although this new accounting guidance brings considerable changes to how many companies account for revenue and disclose revenue-related information, the effect on the Company has not been significant as substantially all of the Company's revenue is generated from interest income related to loans and investment securities, which are not within the scope of this guidance. For the Company's revenue streams that are within the scope of this guidance, the guidance was adopted on January 1, 2018 using the modified retrospective method. Upon adoption, the Company's accounting policies did not change materially as the principles of revenue recognition in the ASU are largely consistent with current practices applied by the Company.
The amendments in ASU 2016-01 require that equity investments be measured at fair value with changes in fair value recognized in net income, rather than accumulated other comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.4 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings. During the nine months ended September 30, 2018, the Company recognized a loss of $3.0 million related to fair value changes in equity securities.
The amendments in ASU 2018-02 allow a reclassification from accumulated other comprehensive income to retained earnings from tax effects resulting from the TCJA so that tax effects of items within other comprehensive income reflect the current tax rate. Previously, the effect of a change in tax laws or rates on deferred tax liabilities and assets were included in income from continuing operations even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.6 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and is ranked #2 on the Forbes 2018 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, Member FDIC, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions with offices in key markets nationwide. For more information, visit westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2018	2017	Change %
				(in millions)
Total assets				$22,176.1	$19,922.2	11.3%
Gross loans, net of deferred fees				16,732.8	14,521.9	15.2
Securities and money market investments				3,633.7	3,773.6	(3.7)
Total deposits				18,908.6	16,904.8	11.9
Qualifying debt				359.1	372.9	(3.7)
Stockholders' equity				2,488.4	2,145.6	16.0
Tangible common equity, net of tax (1)				2,191.3	1,848.8	18.5

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2018	2017	Change %	2018	2017	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$265,216	$217,836	21.8%	$751,515	$617,054	21.8%
Interest expense	31,178	16,253	91.8	79,149	43,419	82.3
Net interest income	234,038	201,583	16.1	672,366	573,635	17.2
Provision for credit losses	6,000	5,000	20.0	17,000	12,250	38.8
Net interest income after provision for credit losses	228,038	196,583	16.0	655,366	561,385	16.7
Non-interest income	4,418	10,456	(57.7)	29,505	31,656	(6.8)
Non-interest expense	113,841	89,296	27.5	314,538	265,543	18.5
Income before income taxes	118,615	117,743	0.7	370,333	327,498	13.1
Income tax expense	7,492	34,899	(78.5)	53,631	91,352	(41.3)
Net income	$111,123	$82,844	34.1	$316,702	$236,146	34.1
Diluted earnings per share	$1.05	$0.79	32.9	$3.00	$2.25	33.3

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2018	2017	Change %	2018	2017	Change %
Diluted earnings per share	$1.05	$0.79	32.9%	$3.00	$2.25	33.3%
Book value per common share	23.51	20.34	15.6
Tangible book value per share, net of tax (1)	20.70	17.53	18.1
Average shares outstanding (in thousands):
Basic	104,768	104,221	0.5	104,664	104,124	0.5
Diluted	105,448	104,942	0.5	105,398	104,941	0.4
Common shares outstanding	105,865	105,493	0.4

Selected Performance Ratios:
Return on average assets (2)	2.07%	1.71%	21.1%	2.02%	1.70%	18.8%
Return on average tangible common equity (1, 2)	20.57	18.18	13.1	20.47	18.15	12.8
Net interest margin (2)	4.72	4.65	1.5	4.67	4.63	0.9
Operating efficiency ratio - tax equivalent basis (1)	41.5	40.0	3.8	42.1	41.8	0.7
Loan to deposit ratio	88.49	85.90	3.0

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.08%	0.01%	NM	0.06%	0.01%	NM
Nonaccrual loans to gross loans	0.22	0.38	(42.1)
Nonaccrual loans and repossessed assets to total assets	0.26	0.42	(38.1)
Allowance for credit losses to gross loans	0.90	0.94	(4.3)
Allowance for credit losses to nonaccrual loans	406.89	248.07	64.0

Capital Ratios (1):
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
Tangible common equity (1)	10.0%	9.9%	9.4%
Common Equity Tier 1 (1), (3)	10.9	10.7	10.4
Tier 1 Leverage ratio (1), (3)	11.0	10.8	10.1
Tier 1 Capital (1), (3)	11.3	11.1	10.8
Total Capital (1), (3)	13.5	13.4	13.3

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized for the three and nine months ended September 30, 2018 and 2017.
(3)    Capital ratios for September 30, 2018 are preliminary until the Call Report is filed.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(dollars in thousands, except per share data)
Interest income:
Loans	$234,709	$191,096	$662,703	$547,306
Investment securities	27,239	23,584	81,305	62,327
Other	3,268	3,156	7,507	7,421
Total interest income	265,216	217,836	751,515	617,054
Interest expense:
Deposits	25,266	11,449	59,288	29,506
Qualifying debt	5,794	4,708	16,458	13,539
Borrowings	118	96	3,403	374
Total interest expense	31,178	16,253	79,149	43,419
Net interest income	234,038	201,583	672,366	573,635
Provision for credit losses	6,000	5,000	17,000	12,250
Net interest income after provision for credit losses	228,038	196,583	655,366	561,385
Non-interest income:
Service charges and fees	5,267	5,248	16,684	15,189
Card income	2,138	1,509	6,143	4,517
Income from equity investments	1,440	967	5,417	2,977
Lending related income and gains (losses) on sale of loans, net	1,422	97	3,447	746
Foreign currency income	1,092	756	3,475	2,630
Income from bank owned life insurance	868	975	2,963	2,896
(Loss) gain on sales of investment securities, net	(7,232)	319	(7,232)	907
Unrealized (losses) gains on assets measured at fair value, net	(1,212)	—	(2,971)	(1)
Other	635	585	1,579	1,795
Total non-interest income	4,418	10,456	29,505	31,656
Non-interest expenses:
Salaries and employee benefits	64,762	52,747	188,680	156,640
Legal, professional, and directors' fees	7,907	6,038	21,856	23,324
Occupancy	7,406	7,507	21,671	21,328
Data processing	5,895	4,524	16,688	14,163
Deposit costs	4,848	2,904	11,888	6,778
Insurance	3,712	3,538	11,466	10,355
Business development	1,381	1,439	4,523	4,949
Card expense	1,282	966	3,305	2,558
Loan and repossessed asset expenses	1,230	1,263	2,830	3,639
Marketing	687	776	2,429	2,628
Intangible amortization	398	489	1,195	1,666
Net (gain) loss on sales and valuations of repossessed and other assets	(67)	266	(1,474)	(46)
Other	14,400	6,839	29,481	17,561
Total non-interest expense	113,841	89,296	314,538	265,543
Income before income taxes	118,615	117,743	370,333	327,498
Income tax expense	7,492	34,899	53,631	91,352
Net income	$111,123	$82,844	$316,702	$236,146

Earnings per share:
Diluted shares	105,448	104,942	105,398	104,941
Diluted earnings per share	$1.05	$0.79	$3.00	$2.25

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
	(in thousands, except per share data)
Interest income:
Loans	$234,709	$222,035	$205,959	$200,204	$191,096
Investment securities	27,239	27,445	26,621	26,312	23,584
Other	3,268	2,122	2,117	1,943	3,156
Total interest income	265,216	251,602	234,697	228,459	217,836
Interest expense:
Deposits	25,266	19,849	14,173	12,459	11,449
Qualifying debt	5,794	5,695	4,969	4,734	4,708
Borrowings	118	1,950	1,335	237	96
Total interest expense	31,178	27,494	20,477	17,430	16,253
Net interest income	234,038	224,108	214,220	211,029	201,583
Provision for credit losses	6,000	5,000	6,000	5,000	5,000
Net interest income after provision for credit losses	228,038	219,108	208,220	206,029	196,583
Non-interest income:
Service charges and fees	5,267	5,672	5,745	5,157	5,248
Card income	2,138	2,033	1,972	1,796	1,509
Income from equity investments	1,440	2,517	1,460	1,519	967
Lending related income and gains (losses) on sale of loans, net	1,422	1,047	978	1,466	97
Foreign currency income	1,092	1,181	1,202	906	756
Income from bank owned life insurance	868	1,167	928	965	975
(Loss) gain on sales of investment securities, net	(7,232)	—	—	1,436	319
Unrealized (losses) gains on assets measured at fair value, net	(1,212)	(685)	(1,074)	—	—
Other	635	512	432	443	585
Total non-interest income	4,418	13,444	11,643	13,688	10,456
Non-interest expenses:
Salaries and employee benefits	64,762	61,785	62,133	57,704	52,747
Legal, professional, and directors' fees	7,907	7,946	6,003	6,490	6,038
Occupancy	7,406	7,401	6,864	6,532	7,507
Data processing	5,895	5,586	5,207	5,062	4,524
Deposit costs	4,848	4,114	2,926	2,953	2,904
Insurance	3,712	3,885	3,869	3,687	3,538
Business development	1,381	1,414	1,728	1,179	1,439
Card expense	1,282	1,081	942	855	966
Loan and repossessed asset expenses	1,230	1,017	583	978	1,263
Marketing	687	1,146	596	1,176	776
Intangible amortization	398	399	398	408	489
Net (gain) loss on sales and valuations of repossessed and other assets	(67)	(179)	(1,228)	(34)	266
Other	14,400	6,953	8,128	8,408	6,839
Total non-interest expense	113,841	102,548	98,149	95,398	89,296
Income before income taxes	118,615	130,004	121,714	124,319	117,743
Income tax expense	7,492	25,325	20,814	34,973	34,899
Net income	$111,123	$104,679	$100,900	$89,346	$82,844

Earnings per share:
Diluted shares	105,448	105,420	105,324	105,164	104,942
Diluted earnings per share	$1.05	$0.99	$0.96	$0.85	$0.79

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
	(in millions, except per share data)
Assets:
Cash and due from banks	$700.5	$506.8	$439.4	$416.8	$650.4
Securities and money market investments	3,633.7	3,688.7	3,734.3	3,820.4	3,773.6
Loans held for sale	—	—	—	—	16.3
Loans held for investment:
Commercial	7,487.7	7,278.4	6,944.4	6,841.4	6,735.9
Commercial real estate - non-owner occupied	3,953.0	4,010.6	3,925.3	3,904.0	3,628.4
Commercial real estate - owner occupied	2,288.2	2,270.5	2,264.6	2,241.6	2,047.5
Construction and land development	2,107.6	1,978.3	1,957.5	1,632.2	1,666.4
Residential real estate	827.1	545.3	418.1	425.9	376.7
Consumer	69.2	55.2	50.5	48.8	50.7
Gross loans, net of deferred fees	16,732.8	16,138.3	15,560.4	15,093.9	14,505.6
Allowance for credit losses	(150.0)	(147.1)	(144.7)	(140.0)	(136.4)
Loans, net	16,582.8	15,991.2	15,415.7	14,953.9	14,369.2
Premises and equipment, net	119.2	115.4	116.7	118.7	120.1
Other assets acquired through foreclosure, net	20.0	27.5	30.2	28.5	29.0
Bank owned life insurance	169.2	168.7	168.6	167.8	166.8
Goodwill and other intangibles, net	299.5	300.0	300.4	300.7	301.2
Other assets	651.2	569.2	555.4	522.3	495.6
Total assets	$22,176.1	$21,367.5	$20,760.7	$20,329.1	$19,922.2
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$8,014.7	$7,947.9	$7,502.0	$7,434.0	$7,608.7
Interest bearing:
Demand	1,978.4	1,864.6	1,776.3	1,586.2	1,406.4
Savings and money market	7,059.1	6,468.8	6,314.9	6,330.9	6,300.2
Time certificates	1,856.4	1,806.2	1,761.3	1,621.4	1,589.5
Total deposits	18,908.6	18,087.5	17,354.5	16,972.5	16,904.8
Customer repurchase agreements	20.9	18.0	21.7	26.0	26.1
Total customer funds	18,929.5	18,105.5	17,376.2	16,998.5	16,930.9
Borrowings	—	75.0	300.0	390.0	—
Qualifying debt	359.1	361.1	363.9	376.9	372.9
Accrued interest payable and other liabilities	399.1	434.2	426.9	334.0	472.8
Total liabilities	19,687.7	18,975.8	18,467.0	18,099.4	17,776.6
Stockholders' Equity:
Common stock and additional paid-in capital	1,392.6	1,387.9	1,385.0	1,384.3	1,378.8
Retained earnings	1,166.2	1,055.1	950.4	848.5	758.6
Accumulated other comprehensive (loss) income	(70.4)	(51.3)	(41.7)	(3.1)	8.2
Total stockholders' equity	2,488.4	2,391.7	2,293.7	2,229.7	2,145.6
Total liabilities and stockholders' equity	$22,176.1	$21,367.5	$20,760.7	$20,329.1	$19,922.2

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017
	(in thousands)
Balance, beginning of period	$147,083	$144,659	$140,050	$136,421	$131,811
Provision for credit losses	6,000	5,000	6,000	5,000	5,000
Recoveries of loans previously charged-off:
Commercial and industrial	362	916	459	406	619
Commercial real estate - non-owner occupied	804	15	105	58	1,168
Commercial real estate - owner occupied	52	231	21	119	613
Construction and land development	24	8	1,388	218	226
Residential real estate	440	141	250	120	108
Consumer	11	14	10	3	33
Total recoveries	1,693	1,325	2,233	924	2,767
Loans charged-off:
Commercial and industrial	4,610	2,777	3,517	2,019	2,921
Commercial real estate - non-owner occupied	—	233	—	275	175
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	—	1	—	—	—
Residential real estate	46	885	107	—	—
Consumer	109	5	—	1	61
Total loans charged-off	4,765	3,901	3,624	2,295	3,157
Net loan charge-offs	3,072	2,576	1,391	1,371	390
Balance, end of period	$150,011	$147,083	$144,659	$140,050	$136,421

Net charge-offs to average loans- annualized	0.08%	0.07%	0.04%	0.04%	0.01%

Allowance for credit losses to gross loans	0.90%	0.91%	0.93%	0.93%	0.94%
Allowance for credit losses to gross organic loans	0.97	0.99	1.02	1.03	1.06
Allowance for credit losses to nonaccrual loans	406.89	432.38	387.86	318.84	248.07

Nonaccrual loans	$36,868	$34,017	$37,297	$43,925	$54,994
Nonaccrual loans to gross loans	0.22%	0.21%	0.24%	0.29%	0.38%
Repossessed assets	$20,028	$27,541	$30,194	$28,540	$28,973
Nonaccrual loans and repossessed assets to total assets	0.26%	0.29%	0.33%	0.36%	0.42%

Loans past due 90 days, still accruing	$—	$—	$37	$43	$44
Loans past due 90 days and still accruing to gross loans	—%	—%	0.00%	0.00%	0.00%
Loans past due 30 to 89 days, still accruing	$9,360	$1,545	$6,479	$10,142	$5,179
Loans past due 30 to 89 days, still accruing to gross loans	0.06%	0.01%	0.04%	0.07%	0.04%

Special mention loans	$124,689	$150,278	$184,702	$155,032	$199,965
Special mention loans to gross loans	0.75%	0.93%	1.19%	1.03%	1.38%

Classified loans on accrual	$176,727	$156,659	$126,538	$127,681	$122,264
Classified loans on accrual to gross loans	1.06%	0.97%	0.81%	0.85%	0.84%
Classified assets	$252,770	$240,063	$213,482	$222,004	$221,803
Classified assets to total assets	1.14%	1.12%	1.03%	1.09%	1.11%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2018			June 30, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,171.1	$100,312	5.77%	$6,902.5	$94,243	5.64%
CRE - non-owner occupied	4,004.0	59,383	5.95	3,964.2	59,373	6.01
CRE - owner occupied	2,259.1	30,407	5.50	2,242.6	28,698	5.23
Construction and land development	2,023.1	35,959	7.12	1,952.0	33,567	6.89
Residential real estate	656.5	7,800	4.75	433.4	5,414	5.00
Consumer	57.4	848	5.91	52.4	740	5.65
Total loans (1), (2), (3)	16,171.2	234,709	5.90	15,547.1	222,035	5.81
Securities:
Securities - taxable	2,738.6	19,277	2.82	2,802.9	19,274	2.75
Securities - tax-exempt	875.2	7,962	4.55	848.7	8,171	4.81
Total securities (1)	3,613.8	27,239	3.24	3,651.6	27,445	3.23
Cash and other	549.5	3,268	2.38	382.6	2,122	2.22
Total interest earning assets	20,334.5	265,216	5.34	19,581.3	251,602	5.26
Non-interest earning assets
Cash and due from banks	144.0			145.0
Allowance for credit losses	(148.2)			(145.6)
Bank owned life insurance	168.8			168.3
Other assets	1,002.5			1,010.7
Total assets	$21,501.6			$20,759.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,938.2	$3,256	0.67%	$1,824.8	$2,360	0.52%
Savings and money market	6,580.3	14,891	0.91	6,126.3	12,324	0.80
Time certificates of deposit	1,863.7	7,119	1.53	1,714.8	5,165	1.20
Total interest-bearing deposits	10,382.2	25,266	0.97	9,665.9	19,849	0.82
Short-term borrowings	28.5	118	1.66	413.2	1,950	1.89
Qualifying debt	359.1	5,794	6.45	362.8	5,695	6.28
Total interest-bearing liabilities	10,769.8	31,178	1.16	10,441.9	27,494	1.05
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,910.3			7,612.0
Other liabilities	360.8			354.0
Stockholders’ equity	2,460.7			2,351.8
Total liabilities and stockholders' equity	$21,501.6			$20,759.7
Net interest income and margin (4)		$234,038	4.72%		$224,108	4.70%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.0 million and $5.9 million for the three months ended September 30, 2018 and June 30, 2018, respectively.

(2)
Included in the yield computation are net loan fees of $12.5 million and accretion on acquired loans of $3.3 million for the three months ended September 30, 2018, compared to $11.0 million and $5.1 million for the three months ended June 30, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,171.1	$100,312	5.77%	$6,330.8	$80,638	5.48%
CRE - non-owner occupied	4,004.0	59,383	5.95	3,609.5	54,442	6.06
CRE - owner occupied	2,259.1	30,407	5.50	2,032.7	25,238	5.24
Construction and land development	2,023.1	35,959	7.12	1,633.4	25,898	6.36
Residential real estate	656.5	7,800	4.75	351.5	4,151	4.72
Consumer	57.4	848	5.91	52.1	729	5.59
Total loans (1), (2), (3)	16,171.2	234,709	5.90	14,010.0	191,096	5.68
Securities:
Securities - taxable	2,738.6	19,277	2.82	2,778.4	17,399	2.50
Securities - tax-exempt	875.2	7,962	4.55	657.1	6,185	5.61
Total securities (1)	3,613.8	27,239	3.24	3,435.5	23,584	3.10
Cash and other	549.5	3,268	2.38	845.8	3,156	1.49
Total interest earning assets	20,334.5	265,216	5.34	18,291.3	217,836	5.00
Non-interest earning assets
Cash and due from banks	144.0			132.3
Allowance for credit losses	(148.2)			(133.6)
Bank owned life insurance	168.8			166.4
Other assets	1,002.5			930.8
Total assets	$21,501.6			$19,387.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,938.2	$3,256	0.67%	$1,476.5	$1,066	0.29%
Savings and money market	6,580.3	14,891	0.91	6,282.4	7,135	0.45
Time certificates of deposit	1,863.7	7,119	1.53	1,585.7	3,248	0.82
Total interest-bearing deposits	10,382.2	25,266	0.97	9,344.6	11,449	0.49
Short-term borrowings	28.5	118	1.66	31.7	96	1.21
Qualifying debt	359.1	5,794	6.45	375.3	4,708	5.02
Total interest-bearing liabilities	10,769.8	31,178	1.16	9,751.6	16,253	0.67
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,910.3			7,174.5
Other liabilities	360.8			336.9
Stockholders’ equity	2,460.7			2,124.2
Total liabilities and stockholders' equity	$21,501.6			$19,387.2
Net interest income and margin (4)		$234,038	4.72%		$201,583	4.65%
Net interest margin, adjusted (5)						4.53%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.0 million and $10.8 million for the three months ended September 30, 2018 and 2017, respectively.

(2)
Included in the yield computation are net loan fees of $12.5 million and accretion on acquired loans of $3.3 million for the three months ended September 30, 2018, compared to $9.4 million and $7.5 million for the three months ended September 30, 2017.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)
Prior period net interest margin is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current period.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended September 30,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$6,887.0	$280,101	5.60%	$6,050.4	$224,985	5.35%
CRE - non-owner occupied	3,963.3	175,041	5.90	3,593.9	160,719	5.99
CRE - owner occupied	2,247.9	87,656	5.31	2,016.8	75,895	5.27
Construction and land development	1,922.3	99,146	6.89	1,583.7	72,965	6.16
Residential real estate	505.9	18,494	4.87	315.5	11,125	4.70
Consumer	52.6	2,265	5.74	45.2	1,617	4.77
Total loans (1), (2), (3)	15,579.0	662,703	5.77	13,605.5	547,306	5.58
Securities:
Securities - taxable	2,805.2	57,700	2.74	2,445.8	44,684	2.44
Securities - tax-exempt	853.7	23,605	4.61	630.0	17,643	5.55
Total securities (1)	3,658.9	81,305	3.18	3,075.8	62,327	3.07
Cash and other	453.0	7,507	2.21	745.0	7,421	1.33
Total interest earning assets	19,690.9	751,515	5.21	17,426.3	617,054	4.96
Non-interest earning assets
Cash and due from banks	143.8			138.4
Allowance for credit losses	(145.0)			(129.8)
Bank owned life insurance	168.4			165.7
Other assets	1,001.4			917.1
Total assets	$20,859.5			$18,517.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,806.9	$6,996	0.52%	$1,468.2	$2,858	0.26%
Savings and money market	6,312.4	36,130	0.76	6,169.8	18,277	0.39
Time certificates of deposit	1,720.5	16,162	1.25	1,549.2	8,371	0.72
Total interest-bearing deposits	9,839.8	59,288	0.80	9,187.2	29,506	0.43
Short-term borrowings	263.2	3,403	1.72	58.8	374	0.85
Qualifying debt	363.6	16,458	6.04	370.8	13,539	4.87
Total interest-bearing liabilities	10,466.6	79,149	1.01	9,616.8	43,419	0.60
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,679.1			6,548.4
Other liabilities	351.2			315.3
Stockholders’ equity	2,362.6			2,037.2
Total liabilities and stockholders' equity	$20,859.5			$18,517.7
Net interest income and margin (4)		$672,366	4.67%		$573,635	4.63%
Net interest margin, adjusted (5)						4.51%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $17.7 million and $31.0 million for the nine months ended September 30, 2018 and 2017, respectively.

(2)
Included in the yield computation are net loan fees of $33.4 million and accretion on acquired loans of $14.1 million for the nine months ended September 30, 2018, compared to $26.0 million and $21.0 million for the nine months ended September 30, 2017.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)
Prior period net interest margin is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current period.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At September 30, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,334.2	$2.0	$8.5	$2.1	$1.8
Loans, net of deferred loan fees and costs	16,732.8	3,593.5	1,936.7	2,116.3	1,332.3
Less: allowance for credit losses	(150.0)	(33.1)	(18.6)	(20.2)	(11.3)
Total loans	16,582.8	3,560.4	1,918.1	2,096.1	1,321.0
Other assets acquired through foreclosure, net	20.0	1.7	14.1	—	—
Goodwill and other intangible assets, net	299.5	—	23.2	—	155.8
Other assets	939.6	46.3	58.0	15.1	18.8
Total assets	$22,176.1	$3,610.4	$2,021.9	$2,113.3	$1,497.4
Liabilities:
Deposits	$18,908.6	$5,331.7	$3,847.3	$2,550.7	$1,951.5
Borrowings and qualifying debt	359.1	—	—	—	—
Other liabilities	420.0	13.5	16.3	1.9	12.3
Total liabilities	19,687.7	5,345.2	3,863.6	2,552.6	1,963.8
Allocated equity:	2,488.4	439.8	270.7	242.4	308.7
Total liabilities and stockholders' equity	$22,176.1	$5,785.0	$4,134.3	$2,795.0	$2,272.5
Excess funds provided (used)	—	2,174.6	2,112.4	681.7	775.1

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,795	120	94	118	122

Income Statement:

Three Months Ended September 30, 2018:	(in thousands)
Net interest income	$234,038	$56,701	$37,933	$29,572	$23,825
Provision for (recovery of) credit losses	6,000	(297)	(38)	1,467	482
Net interest income after provision for credit losses	228,038	56,998	37,971	28,105	23,343
Non-interest income	4,418	2,230	2,573	931	2,312
Non-interest expense	(113,841)	(23,231)	(16,471)	(14,332)	(13,207)
Income (loss) before income taxes	118,615	35,997	24,073	14,704	12,448
Income tax expense (benefit)	7,492	8,999	5,055	4,117	3,486
Net income	$111,123	$26,998	$19,018	$10,587	$8,962

Nine Months Ended September 30, 2018:	(in thousands)
Net interest income	$672,366	$169,233	$109,898	$85,038	$69,081
Provision for (recovery of) credit losses	17,000	1,655	(2,005)	1,921	2,043
Net interest income after provision for credit losses	655,366	167,578	111,903	83,117	67,038
Non-interest income	29,505	5,902	8,585	2,898	7,281
Non-interest expense	(314,538)	(67,154)	(46,486)	(42,470)	(39,139)
Income (loss) before income taxes	370,333	106,326	74,002	43,545	35,180
Income tax expense (benefit)	53,631	26,644	15,634	12,288	9,938
Net income	$316,702	$79,682	$58,368	$31,257	$25,242

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At September 30, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,319.8
Loans, net of deferred loan fees and costs	202.1	1,520.2	1,106.5	1,435.4	3,483.2	6.6
Less: allowance for credit losses	(1.9)	(14.4)	(9.9)	(7.3)	(33.2)	(0.1)
Total loans	200.2	1,505.8	1,096.6	1,428.1	3,450.0	6.5
Other assets acquired through foreclosure, net	—	—	—	—	—	4.2
Goodwill and other intangible assets, net	—	—	120.4	0.1	—	—
Other assets	1.0	19.2	5.4	6.8	23.8	745.2
Total assets	$201.2	$1,525.0	$1,222.4	$1,435.0	$3,473.8	$5,075.7
Liabilities:
Deposits	$2,523.9	$—	$2,319.5	$—	$—	$384.0
Borrowings and qualifying debt	—	—	—	—	—	359.1
Other liabilities	1.7	10.1	0.1	(0.1)	85.4	278.8
Total liabilities	2,525.6	10.1	2,319.6	(0.1)	85.4	1,021.9
Allocated equity:	68.5	121.4	256.5	119.1	286.0	375.3
Total liabilities and stockholders' equity	$2,594.1	$131.5	$2,576.1	$119.0	$371.4	$1,397.2
Excess funds provided (used)	2,392.9	(1,393.5)	1,353.7	(1,316.0)	(3,102.4)	(3,678.5)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	69	11	62	16	52	1,131

Income Statement:

Three Months Ended September 30, 2018:	(in thousands)
Net interest income	$17,930	$3,683	$27,233	$13,557	$20,329	$3,275
Provision for (recovery of) credit losses	103	(553)	1,448	223	3,214	(49)
Net interest income after provision for credit losses	17,827	4,236	25,785	13,334	17,115	3,324
Non-interest income	215	159	2,836	—	549	(7,387)
Non-interest expense	(8,254)	(2,134)	(9,933)	(3,014)	(7,280)	(15,985)
Income (loss) before income taxes	9,788	2,261	18,688	10,320	10,384	(20,048)
Income tax expense (benefit)	2,251	521	4,298	2,374	2,388	(25,997)
Net income	$7,537	$1,740	$14,390	$7,946	$7,996	$5,949

Nine Months Ended September 30, 2018:	(in thousands)
Net interest income	$49,335	$11,224	$74,615	$41,617	$58,813	$3,512
Provision for (recovery of) credit losses	285	(786)	5,355	2,006	6,573	(47)
Net interest income after provision for credit losses	49,050	12,010	69,260	39,611	52,240	3,559
Non-interest income	543	158	9,518	13	1,182	(6,575)
Non-interest expense	(24,090)	(6,386)	(29,666)	(7,419)	(19,193)	(32,535)
Income (loss) before income taxes	25,503	5,782	49,112	32,205	34,229	(35,551)
Income tax expense (benefit)	5,866	1,329	11,296	7,407	7,873	(44,644)
Net income	$19,637	$4,453	$37,816	$24,798	$26,356	$9,093

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,237.1	$2.1	$8.2	$2.1	$1.7
Loans, net of deferred loan fees and costs	15,093.9	3,323.7	1,844.8	1,934.7	1,275.5
Less: allowance for credit losses	(140.0)	(31.5)	(18.1)	(19.5)	(13.2)
Total loans	14,953.9	3,292.2	1,826.7	1,915.2	1,262.3
Other assets acquired through foreclosure, net	28.5	2.3	13.3	—	0.2
Goodwill and other intangible assets, net	300.7	—	23.2	—	156.5
Other assets	808.9	46.3	58.8	14.4	15.1
Total assets	$20,329.1	$3,342.9	$1,930.2	$1,931.7	$1,435.8
Liabilities:
Deposits	$16,972.5	$4,841.3	$3,951.4	$2,461.1	$1,681.7
Borrowings and qualifying debt	766.9	—	—	—	—
Other liabilities	360.0	11.6	20.9	3.2	11.9
Total liabilities	18,099.4	4,852.9	3,972.3	2,464.3	1,693.6
Allocated equity:	2,229.7	396.5	263.7	221.8	303.1
Total liabilities and stockholders' equity	$20,329.1	$5,249.4	$4,236.0	$2,686.1	$1,996.7
Excess funds provided (used)	—	1,906.5	2,305.8	754.4	560.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,725	110	91	111	123

Income Statements:

Three Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$201,583	$52,637	$36,310	$26,811	$21,932
Provision for (recovery of) credit losses	5,000	(289)	(2,044)	(58)	3,144
Net interest income (expense) after provision for credit losses	196,583	52,926	38,354	26,869	18,788
Non-interest income	10,456	1,265	2,354	971	1,796
Non-interest expense	(89,296)	(18,844)	(14,748)	(12,340)	(11,317)
Income (loss) before income taxes	117,743	35,347	25,960	15,500	9,267
Income tax expense (benefit)	34,899	13,857	9,086	6,517	3,897
Net income	$82,844	$21,490	$16,874	$8,983	$5,370

Nine Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$573,635	$145,839	$108,028	$81,087	$63,686
Provision for (recovery of) credit losses	12,250	109	(5,378)	(20)	4,238
Net interest income (expense) after provision for credit losses	561,385	145,730	113,406	81,107	59,448
Non-interest income	31,656	3,567	6,800	2,602	5,839
Non-interest expense	(265,543)	(55,388)	(45,733)	(38,063)	(36,188)
Income (loss) before income taxes	327,498	93,909	74,473	45,646	29,099
Income tax expense (benefit)	91,352	36,831	26,066	19,194	12,236
Net income	$236,146	$57,078	$48,407	$26,452	$16,863

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,223.0
Loans, net of deferred loan fees and costs	162.1	1,580.4	1,097.9	1,327.7	2,543.0	4.1
Less: allowance for credit losses	(1.6)	(15.6)	(11.4)	(4.0)	(25.0)	(0.1)
Total loans	160.5	1,564.8	1,086.5	1,323.7	2,518.0	4.0
Other assets acquired through foreclosure, net	—	—	—	—	—	12.7
Goodwill and other intangible assets, net	—	—	120.9	0.1	—	—
Other assets	0.9	17.9	6.0	5.9	15.5	628.1
Total assets	$161.4	$1,582.7	$1,213.4	$1,329.7	$2,533.5	$4,867.8
Liabilities:
Deposits	$2,230.4	$—	$1,737.6	$—	$—	$69.0
Borrowings and qualifying debt	—	—	—	—	—	766.9
Other liabilities	1.2	42.4	0.8	0.4	5.5	262.1
Total liabilities	2,231.6	42.4	1,738.4	0.4	5.5	1,098.0
Allocated equity:	59.4	126.5	244.1	108.3	206.0	300.3
Total liabilities and stockholders' equity	$2,291.0	$168.9	$1,982.5	$108.7	$211.5	$1,398.3
Excess funds provided (used)	2,129.6	(1,413.8)	769.1	(1,221.0)	(2,322.0)	(3,469.5)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	65	10	62	12	38	1,103

Income Statement:

Three Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$13,746	$7,269	$20,415	$15,346	$16,933	$(9,816)
Provision for (recovery of) credit losses	40	91	(83)	1,116	4,416	(1,333)
Net interest income (expense) after provision for credit losses	13,706	7,178	20,498	14,230	12,517	(8,483)
Non-interest income	136	183	1,855	—	379	1,517
Non-interest expense	(7,011)	(2,053)	(8,824)	(1,905)	(5,286)	(6,968)
Income (loss) before income taxes	6,831	5,308	13,529	12,325	7,610	(13,934)
Income tax expense (benefit)	2,562	1,028	5,075	4,622	2,853	(14,598)
Net income	$4,269	$4,280	$8,454	$7,703	$4,757	$664

Nine Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$40,275	$21,242	$59,610	$42,337	$46,380	$(34,849)
Provision for (recovery of) credit losses	332	796	816	2,924	10,265	(1,832)
Net interest income (expense) after provision for credit losses	39,943	20,446	58,794	39,413	36,115	(33,017)
Non-interest income	417	415	5,689	—	1,632	4,695
Non-interest expense	(21,416)	(6,522)	(26,685)	(7,949)	(14,573)	(13,026)
Income (loss) before income taxes	18,944	14,339	37,798	31,464	23,174	(41,348)
Income tax expense (benefit)	7,104	4,424	14,175	11,799	8,690	(49,167)
Net income	$11,840	$9,915	$23,623	$19,665	$14,484	$7,819

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
	(in thousands)
Total non-interest income	$4,418	$13,444	$11,643	$13,688	$10,456
Less:
(Losses) gains on sales of investment securities, net	(7,232)	—	—	1,436	319
Unrealized (losses) gains on assets measured at fair value, net	(1,212)	(685)	(1,074)	—	—
Total operating non-interest income	12,862	14,129	12,717	12,252	10,137
Plus: net interest income	234,038	224,108	214,220	211,029	201,583
Net operating revenue (1)	$246,900	$238,237	$226,937	$223,281	$211,720

Total non-interest expense	$113,841	$102,548	$98,149	$95,398	$89,296
Less:
Advance funding to charitable foundation	7,645	—	—	—	—
401(k) plan change and other miscellaneous items	1,218	—	—	—	—
Net (gain) loss on sales and valuations of repossessed and other assets	(67)	(179)	(1,228)	(34)	266
Total operating non-interest expense (1)	$105,045	$102,727	$99,377	$95,432	$89,030

Operating pre-provision net revenue (2)	$141,855	$135,510	$127,560	$127,849	$122,690

Plus:
Non-operating revenue adjustments	(8,444)	(685)	(1,074)	1,436	319
Less:
Provision for credit losses	6,000	5,000	6,000	5,000	5,000
Non-operating expense adjustments	8,796	(179)	(1,228)	(34)	266
Income tax expense	7,492	25,325	20,814	34,973	34,899
Net income	$111,123	$104,679	$100,900	$89,346	$82,844

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
	(in thousands)
Total operating non-interest expense	$105,045	$102,727	$99,377	$95,432	$89,030
Divided by:
Total net interest income	234,038	224,108	214,220	211,029	201,583
Plus:
Tax equivalent interest adjustment	6,003	5,939	5,727	11,023	10,837
Operating non-interest income	12,862	14,129	12,717	12,252	10,137
	$252,903	$244,176	$232,664	$234,304	$222,557
Operating efficiency ratio - tax equivalent basis (3)	41.5%	42.1%	42.7%	40.7%	40.0%
Operating efficiency ratio - adjusted *				41.7%	41.0%

(1), (2), (3)	See Non-GAAP Financial Measures footnotes on page 23.

*
The prior period 2017 operating efficiency ratios are adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current reporting periods.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
	(dollars and shares in thousands)
Total stockholders' equity	$2,488,393	$2,391,684	$2,293,763	$2,229,698	$2,145,627
Less: goodwill and intangible assets	299,553	299,951	300,350	300,748	301,157
Total tangible common equity	2,188,840	2,091,733	1,993,413	1,928,950	1,844,470
Plus: deferred tax - attributed to intangible assets	2,462	2,555	2,773	2,698	4,341
Total tangible common equity, net of tax	$2,191,302	$2,094,288	$1,996,186	$1,931,648	$1,848,811
Total assets	$22,176,147	$21,367,452	$20,760,731	$20,329,085	$19,922,221
Less: goodwill and intangible assets, net	299,553	299,951	300,350	300,748	301,157
Tangible assets	21,876,594	21,067,501	20,460,381	20,028,337	19,621,064
Plus: deferred tax - attributed to intangible assets	2,462	2,555	2,773	2,698	4,341
Total tangible assets, net of tax	$21,879,056	$21,070,056	$20,463,154	$20,031,035	$19,625,405
Tangible common equity ratio (4)	10.0%	9.9%	9.8%	9.6%	9.4%
Common shares outstanding	105,865	105,876	105,861	105,487	105,493
Tangible book value per share, net of tax (5)	$20.70	$19.78	$18.86	$18.31	$17.53

(4), (5) See Non-GAAP Financial Measures footnotes on page 23.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Sept 30, 2018	Dec 31, 2017
	(in thousands)
Common Equity Tier 1:
Common equity	$2,488,393	$2,229,698
Less:
Non-qualifying goodwill and intangibles	296,980	296,421
Disallowed deferred tax asset	984	638
AOCI related adjustments	(78,289)	(9,496)
Unrealized gain on changes in fair value liabilities	11,872	7,785
Common equity Tier 1 (6) (9)	$2,256,846	$1,934,350
Divided by: estimated risk-weighted assets (7) (9)	$20,690,767	$18,569,608
Common equity Tier 1 ratio (7) (9)	10.9%	10.4%

Common equity Tier 1 (6)(9)	2,256,846	1,934,350
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	159
Unrealized gain on changes in fair value of liabilities	—	1,947
Tier 1 capital (7) (9)	$2,338,346	$2,013,744
Divided by: Tangible average assets	$21,286,259	$19,624,517
Tier 1 leverage ratio	11.0%	10.3%

Total Capital:
Tier 1 capital (6) (9)	$2,338,346	$2,013,744
Plus:
Subordinated debt	299,151	301,020
Qualifying allowance for credit losses	150,011	140,050
Other	7,617	6,174
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$456,779	$447,244

Total capital	$2,795,125	$2,460,988

Total capital ratio	13.5%	13.3%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$252,770	$222,004
Divided by:
Tier 1 capital (7) (9)	2,338,346	2,013,744
Plus: Allowance for credit losses	150,011	140,050
Total Tier 1 capital plus allowance for credit losses	$2,488,357	$2,153,794

Classified assets to Tier 1 capital plus allowance (8) (9)	10.2%	10.3%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 23.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(4)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(5)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476